CONSENT OF INDEPENDENT AUDITOR
We consent to the incorporation by reference in this Post-Effective Amendment No. 22 to Registration
Statement No. 333-148419 on Form N-6 and Amendment No. 40 to Registration Statement No.
811-03915 on Form N-6 of our report dated March 24, 2025, relating to the statutory basis financial statements of CMFG Life Insurance Company, appearing on Form N-VPFS filed with the SEC by the
Company on April 1, 2025. We also consent to the reference to us under the heading "Experts" in such
Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
April 9, 2025